CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the reference to our Firm under the caption "Additional Service Providers - Legal Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, of The Roxbury Funds. This consent does not constitute a consent under
Section 7 of the 1933 Act, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of Post-Effective No. 4 and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             /s/ Drinker Biddle & Reath
                                             --------------------------------
Philadelphia, Pennsylvania                   Drinker Biddle & Reath LLP
October 23, 2008